SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2007, we entered into a sale-leaseback transaction with respect to the transponders on our XM-4 satellite, which was launched in October 2006 and placed into service during December 2006. This transaction was the result of months of extensive negotiations and preparation, and follows the receipt of the XM-4 in-orbit test reports in January and the placement last week of additional insurance on the XM-4 satellite required in connection with the transaction. XM received net proceeds of $288.5 million from the transaction, of which $44 million (inclusive of interest) was used to retire outstanding mortgages on our real property and the remainder of which provides additional liquidity available for working capital and general corporate purposes.

The transaction achieved our dual objectives of monetizing the tax benefits of XM-4 satellite ownership and cost-effectively enhancing our liquidity. The sale-leaseback transaction completes the recapitalization plan which we commenced in April of last year and was specifically provided for in the bond and credit facility agreements closed in May 2006.

Summary of the Transaction. Under the sale-leaseback arrangement, we sold the XM-4 transponders to a trust owned by Satellite Leasing (702-4) LLC for $288.5 million, representing the fair market value based on an appraisal performed by satellite consulting and lease appraisal firms. The purchase price for the XM-4 transponders was financed with a $57.7 million investment by the equity owner of the lessor, or owner participant, and $230.8 million from the sale of 10% senior secured notes by the lessor.

The lease term is nine years with an early buy-out option in year five and a buy-out option at the end of the term. The lease has minimal amortization during the first half of the lease term and will be recorded as a capital lease on our balance sheet.

Our operating subsidiary, XM Satellite Radio Inc., is leasing the transponders from the lessor for a term of nine years pursuant to a lease agreement. These lease payment obligations, which are unconditional and guaranteed by the parent company, XM Satellite Radio Holdings Inc., are senior unsecured obligations and rank equally in right of payment with existing and future senior unsecured obligations. Principal and interest payments on the notes are senior secured obligations of the lessor. The notes issued by the lessor are secured by a lien on the transponders, the lessor’s security interest in the XM-4 satellite, and subject to certain exceptions, the rights of the lessor under the lease, including the rights to receive base rent and other amounts payable by us under the lease.

Throughout the term of the lease, at any time when XM is not investment grade, we will provide to the owner participant credit support sufficient to cover the stipulated loss value of the equity at that time. To provide this credit support at the present time, we defeased the existing mortgages on our headquarters and data center properties in Washington, D.C. and put into place new mortgage liens on those properties in favor of the owner participant.

We will have full operational control over the transponders for the lease term, absent default. We will continue to own the XM-4 satellite itself, subject to an obligation to sell the satellite to the lessor for a nominal sum in the event that we do not repurchase the transponders at the end of the term.

We have an early buyout option in year five and a buy-out right at the end of the lease term, each at prices representing the fair market value based on an appraisal performed by satellite consulting and lease appraisal firms. We have other rights to purchase the transponders or the equity interest in the lessor, including if the owner participant becomes affiliated with a major competitor of XM and in situations which might otherwise involve adverse tax or accounting consequences. We also have rights to cause the lessor to effect a refinancing of the notes, and any interest savings from the refinancing would result in reduced lease payments.

We can be required to repurchase the transponders upon the occurrence of specified events, including an event of loss of the satellite (subject to our right to substitute another satellite meeting equivalent or better value and functionality tests), changes in law that impose a material regulatory burden on the owner participant, changes of control similar to those of our outstanding 9.75% Senior Notes due 2014 and events resulting in the absence of another holder (other than XM and its affiliates) of FCC satellite radio licenses in the frequency bands that can be served by the XM-4 satellite. We have agreed to provide indemnities in the event the owner participant shall lose or not be able to take certain tax positions relating to the transaction.

Pursuant to the lease, XM has agreed to comply with certain covenants included in the indenture governing its 9.75% Senior Notes due 2014 issued in May 2006, which include limitations on XM’s ability to:

•	pay dividends on, redeem or repurchase XM’s stock;

•	make certain investments;

•	incur additional indebtedness;

•	conduct certain asset sales;

•	engage in transactions with affiliates; and

•	create certain liens.

Copies of the lease agreement, participation agreement, transponder purchase agreement, guaranty, indenture and form of note are attached as Exhibits 10.1 through 10.6 and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to each of the lease agreement, participation agreement, transponder purchase agreement and guaranty.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Lease Agreement, dated as of February 13, 2007, by and between Wells Fargo Bank Northwest, as Owner Trustee, and XM Satellite Radio Inc.

Exhibit 10.2	Participation Agreement, dated as of February 13, 2007, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., Satellite Leasing (702-4), LLC, as Owner Participant, Wells Fargo Bank Northwest, as Owner Trustee and Lessor, and The Bank of New York, as Indenture Trustee, and the note purchasers named therein.

Exhibit 10.3	Transponder Purchase Agreement, dated as of February 13, 2007, by and between XM Satellite Radio Holdings Inc. and Wells Fargo Bank Northwest in its capacity as Owner Trustee.

Exhibit 10.4	Guaranty, dated as of February 13, 2007, made by XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and XM Radio Inc.

Exhibit 10.5	Indenture, dated as of February 13, 2007, between Wells Fargo Bank Northwest, as Owner Trustee, and The Bank of New York, as Indenture Trustee.

Exhibit 10.6	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: February 13, 2007	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Item
10.1	Lease Agreement, dated as of February 13, 2007, by and between Wells Fargo Bank Northwest, as Owner Trustee, and XM Satellite Radio Inc.

10.2	Participation Agreement, dated as of February 13, 2007, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., Satellite Leasing (702-4), LLC, as Owner Participant, Wells Fargo Bank Northwest, as Owner Trustee and Lessor, and The Bank of New York, as Indenture Trustee, and the note purchasers named therein.

10.3	Transponder Purchase Agreement, dated as of February 13, 2007, by and between XM Satellite Radio Holdings Inc. and Wells Fargo Bank Northwest in its capacity as Owner Trustee.

10.4	Guaranty, dated as of February 13, 2007, made by XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and XM Radio Inc.

10.5	Indenture, dated as of February 13, 2007, between Wells Fargo Bank Northwest, as Owner Trustee, and The Bank of New York, as Indenture Trustee.

10.6	Form of Note.